First Industrial Realty Trust Closes
New $300 Million Unsecured Term Loan

CHICAGO, August 15, 2022 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced the closing of a new and undrawn $300 million unsecured term loan.

The new and undrawn term loan has an initial maturity date of August 12, 2025 with two one-year extension options at the Company’s discretion, subject to certain conditions. The term loan features interest-only payments and bears an interest rate of SOFR plus a credit spread of 85 basis points based on the Company's current consolidated leverage ratio and credit ratings plus a SOFR adjustment of 10 or 15 basis points depending on the tenor of the interest period. The Company may borrow up to the full principal amount on or before August 11, 2023. The Company plans to use the proceeds for general business purposes, including, without limitation, repayment of indebtedness, working capital needs, and the acquisition and development of property.

U.S. Bank National Association, BofA Securities, Inc., PNC Capital Markets LLC and Regions Capital Markets serve as the Joint Lead Arrangers and Joint Book Runners. U.S. Bank National Association serves as the Administrative Agent and the Sustainability Structuring Agent. Bank of America, N.A. serves as the Syndication Agent. PNC Bank, National Association and Regions Bank serve as the Co-Documentation Agents. JPMorgan Chase Bank, N.A. also participated in the term loan.

“With an effective tenor of five years, this new term loan is an attractive source of capital that supports our growth including funding our profitable development pipeline,” said Scott Musil, chief financial officer of First Industrial Realty Trust, Inc. “We thank our banking partners for their continued support and capital commitments.”

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 69.8 million square feet of industrial space as of June 30, 2022. For more information, please visit us at www.firstindustrial.com.

< more >

Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

Contact:     Art Harmon
        Vice President, Investor Relations and Marketing
        (312) 344-4320

###